

HOULIHAN LOKEY
华利安

Project Garden
DRAFT - Discussion Materials
Preliminary and for Discussion Purposes Only

July 9, 2013

MERGERS & ACQUISITIONS
FINANCIAL ADVISORY SERVICES
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
HL.com

Confidential

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "Materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Yongye International, Inc. ("Yongye" or the "Company") by Houlihan Lokey Capital, Inc. ("Houlihan Lokey") in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the Materials.

The Materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the Materials by persons other than the Committee. The Materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent.

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The Materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. This presentation has been prepared based on limited information and thus is preliminary in nature and Houlihan Lokey reserves the right to modify this presentation as it may see fit. The Materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The Materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The Materials do not constitute a valuation opinion or credit rating. In preparing the Materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

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The Materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The Materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory services to clients. Houlihan Lokey's personnel may make statements or provide advice that is contrary to information contained in the Materials. Houlihan Lokey's or its affiliates' proprietary interests may conflict with the Company's interests. Houlihan Lokey may have advised, may seek to advise and may in the future advise companies mentioned in the Materials.

For your convenience only we have provided a Chinese translation of the Materials. In the event of any inconsistency between the English and Chinese versions, the English version shall be controlling.

Transaction Value Overview

Summary of Transaction Value

(dollars and shares in millions, except per share values)

Security	Shares Outstanding[1]	Per Share Transaction Consideration	
Shares	50.7	$6.60	
Implied Values			
Implied Common Equity			334.5
Adjustments:			
Debt[2]			73.4
Preferred Stock[3]			57.2
Minority Interest[2]			20.9
Derivative Liabilities (Fair Value of Warrants)[2]			0.0
Cash[4]			(47.0)
Implied Enterprise Value			**439.1**
Implied Transaction Multiples			
Revenue[5]			**Implied Multiple**
LTM			1.04x
FY 2013P			0.75x
FY 2014P			0.60x
Adjusted EBITDA[5]			
LTM			3.6x
FY 2013E			2.9x
FY 2014P			2.4x
Adjusted Net Income[5]			
LTM			4.2x
FY 2013P			3.2x
FY 2014P			2.7x
Price to Net Book Value[5]			
LTM			0.78x

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to Announcement 10/15/2012[6]	Closing Stock Price[7]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
Current (7/5/2013)	$5.63	17.2%
1 Day	$4.79	37.8%
5 Day Average	$4.76	38.7%
10 Day Average	$4.69	40.7%
1 Month Average	$4.57	44.5%
3 Month Average	$4.00	65.0%
6 Month Average	$3.56	85.3%
1 Year Average	$3.83	72.4%
52 Week High (11/09/2011)[8]	$5.90	11.9%
52 Week Low (05/21/2012)[8]	$2.60	153.8%
Uplist Price (12/17/2009)	$7.50	-12.0%

Notes:
1. Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013
2. Debt, minority interest, and derivative liabilities per Company 10-Q filing dated 5/10/2013;
3. Preferred stock redemption value of US$57.2 million includes estimated accrued preferred dividends, per Buyer Group
4. Cash balance excludes cash necessary to finance short-term operations and capital expenditures as related to the Company's seasonal business model per Yongye Management estimates
5. LTM Revenue, EBITDA, Net Income and Net Book Value per Company 10-Q filing dated 5/10/2013 and Company 10-K filing dated 4/1/2013; Projections based on Yongye Management forecast
6. Date of public announcement of Buyer Group's proposal
7. Share prices per Capital IQ
8. 52-week period prior to going private announcement

Stock Trading History

Share Price & Volume History


Closing Stock Price (US$)
Daily Volume (millions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
MSPEA Preferred Stock Conversion Price[1] $8.66
Up-list Price to Nasdaq $7.50
Per Share Merger Consideration $6.60
Current Stock Price $5.63
4/21/2008: Acquired Golden Tan, Inc. (OTCBB: GDTN) in a reverse merger transaction
12/17/2009: Yongye up-listed to Nasdaq exchange at US$7.50 per share
8/3/2010: Yongye Nongfeng Biotechnology agreed to acquire the Shengmingsu brand products distribution network for US$32.9 million
6/9/2011: Yongye issued 5,681,818 shares of redeemable preferred series A convertible shares to MSPEA, with gross proceeds of US$50 million
10/15/2012: Yongye announced that it received a preliminary non-binding proposal to take the Company private
3/18/2013: NASDAQ halted trading in Yongye's common stock
3/23/2012: Yongye launched 2 new crop nutrient products, Zhongbaosheng and Qianggenbao
3/12/2010: Yongye Nongfeng Biotechnology signed a letter of intent to acquire an undeveloped lignite coal resources project in Inner Mongolia from Wuchuan Shuntong Humic Acid Trading Company Limited for c. US$40 million
6/17/2013: Yongye's stock resumed trading
4/21/08
6/21/08
8/21/08
10/21/08
12/21/08
2/21/09
4/21/09
6/21/09
8/21/09
10/21/09
12/21/09
2/21/10
4/21/10
6/21/10
8/21/10
10/21/10
12/21/10
2/21/11
4/21/11
6/21/11
8/21/11
10/21/11
12/21/11
2/21/12
4/21/12
6/21/12
8/21/12
10/21/12
12/21/12
2/21/13
4/21/13
7/5/13
Daily Volume
Last Sale Price

Price & Volume Statistics

52 Week High (1/10/2013)	$5.98	1-Week Avg. Daily Volume	337,960
52 Week Low (7/17/2012)	$2.97	1-Month Avg. Daily Volume[3]	814,730
All Time High[2] (10/19/2009)	$11.72	3-Month Avg. Daily Volume[3]	814,730
All Time Low[2] (2/12/2009)	$0.65	6-Month Avg. Daily Volume	445,020

Source: Capital IQ
Note:
1. Initial conversion price of MSPEA's preferred stock is US$8.80; Per Management, the conversion price has decreased to US$8.66 since the Company did not meet certain net income thresholds
2. Since up-listing to Nasdaq exchange
3. 1-month average daily volume is the same as 3-month average daily volume due to trading halt

Pre/Post Trading Halt Summary

- On 3/18/2013, Nasdaq halted trading of the Company's shares; stock resumed trading on 6/17/2013
- Closing price prior to trading halt was US$5.32 per share
- Stock price closed at US$5.05 when the Company resumed trading on 6/17/2013; current stock price (7/5/2013) is US$5.63
- Company experienced increased trading volume upon resumption of trading (6/17/2013); trading volume since has settled into normal historical ranges
  - Daily trading volume of 418,160 shares on 7/5/2013 is in line with the 6 month prior[1] average daily volume of 385,030 shares
  - Total trading volume since resumption of trading (6/17/2013) to 7/5/2013 is c. 11.4 million shares

LTM Trading Statistics


$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Close Price (US$)
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Volume (in millions)
7/3/12
8/3/12
9/3/12
10/3/12
11/3/12
12/3/12
1/3/13
2/3/13
3/3/13
4/3/13
5/3/13
6/3/13
7/5/13
Daily Volume
Closed Price

Date	Share Price
Current Price (7/5/2013)	$5.63
Per Share Transaction Consideration	$6.60
Pre-Halt Day (3/15/2013)	$5.32
Post-Halt Day (6/17/2013)	$5.05
52 Week High (1/10/2013)	$5.98
52 Week Low (7/17/2012)	$2.97

6 Month Prior[1] Average Daily Volume	1 Week Prior[1] Average Daily Volume	1 Day Prior[1] Daily Volume	1 Day Post[2] Daily Volume	1 Week Post[2] Average Daily Volume	12 Day Post[2] Average Daily Volume	7/5/2013 Daily Trading Volume	Total 15 Day Post[2] Trading Volume
385,030	350,800	729,010	2,920,420	1,434,720	901,740	418,160	11.4 million

Source: Capital IQ
Note:
1. Prior to trading halt (3/15/2013)
2. Post trading halt (6/17/2013)

Relative Stock Performance

- Since up-listing to the NasdaqGS exchange, the Company has (i) underperformed the S&P 500 Index; (ii) traded generally in-line with its Selected Emerging Market Peers; and (iii) outperformed its Selected Chinese Peers

Indexed Stock Price Performance Since Up-listing


Indexed Prices
160.0%
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
12/17/09
3/3/10
5/18/10
8/2/10
10/17/10
1/1/11
3/18/11
6/2/11
8/17/11
11/1/11
1/16/12
4/1/12
6/16/12
8/31/12
11/15/12
1/30/13
4/16/13
7/5/13
S&P 500 Index: +48.9%
Selected Emerging Market Peers²: -18.0%
Yongye: -25.4%
Selected Chinese Peers¹ : -57.9%
S&P 500 Index
Yongye International, Inc.
Selected Chinese Peers
Selected Emerging Market Peers

Source: Capital IQ
Notes:
1. Selected Chinese Peers include Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Liuzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Yunnan Yuantianhua Co., Ltd. (SHSE:600096), Migao Corporation (TSX:MGO), and China Green Agriculture, Inc. (NYSE:CGA)

2. Selected Emerging Market Peers include Agritech Limited (KASE:AGL), Coromandel International Limited (BSE:506395), Fauji Fertilizer Bin Qasim Limited (KASE:FFBL), Fertilizantes Heringer S/A (BOVESPA:FHER3), Gubre Fabrikalari Turk Anonim Sirketi (IBSE:GUBRF), Gujarat State Fertilizers & Chemicals Ltd. (BSE:500690), Joint Stock Company Dorogobuzh (MICEX:DGBZ), Madras Fertilizers Ltd. (NSEI:MADRASFERT), Mangalore Chemicals & Fertilizers Limited (BSE:530011), National Fertilizers Ltd. (BSE:523630), OJSC PhosAgro (LSE:PHOR), Rashtriya Chemicals And Fertilizers Limited (BSE:524230) and Sinon Corporation (TSEC:1712)

Relative Stock Performance (cont.)

- Since our last presentation on 1/31/2013, stock performance and valuations of Yongye's comparable companies have generally trended downwards

Indexed Stock Price Performance Since 1/28/2013


Indexed Prices
115.0%
110.0%
105.0%
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
1/28/13
2/11/13
2/25/13
3/11/13
3/25/13
4/8/13
4/22/13
5/6/13
5/20/13
6/3/13
6/17/13
7/5/13
S&P 500 Index: +8.8%
Yongye: -0.7%
Selected Chinese Peers¹ : -15.9%
Selected Emerging Market Peers²: -18.3%
S&P 500 Index
Yongye International, Inc.
Selected Chinese Peers
Selected Emerging Market Peers

Valuation Multiples

Chinese Peers	LTM Mean/Median	1/28/2013	7/5/2013	% Change
EV/Revenue	Mean	1.40x	1.21x	(13.6%)
	Median	1.34x	1.23x	(8.2%)
EV/EBITDA	Mean	13.9x	12.0x	(13.7%)
	Median	14.2x	12.3x	(13.4%)
P/E	Mean	20.9x	15.2x	(27.3%)
	Median	22.3x	15.2x	(31.8%)

Emerging Market Peers	LTM Mean/Median	1/28/2013	7/5/2013	% Change
EV/Revenue	Mean	1.20x	1.17x	(2.5%)
	Median	0.81x	0.60x	(25.9%)
EV/EBITDA	Mean	7.3x	7.2x	(1.4%)
	Median	5.7x	6.0x	5.3%
P/E	Mean	13.6x	7.2x	(47.1%)
	Median	9.0x	6.4x	(28.9%)

Source: Capital IQ
Notes:
1. Selected Chinese Peers include Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Liuzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Yunnan Yuantianhua Co., Ltd. (SHSE:600096), Migao Corporation (TSX:MGO), and China Green Agriculture, Inc. (NYSE:CGA)

2. Selected Emerging Market Peers include Agritech Limited (KASE:AGL), Coromandel International Limited (BSE:506395), Fauji Fertilizer Bin Qasim Limited (KASE:FFBL), Fertilizantes Heringer S/A (BOVESPA:FHER3), Gubre Fabrikalari Turk Anonim Sirketi (IBSE:GUBRF), Gujarat State Fertilizers & Chemicals Ltd. (BSE:500690), Joint Stock Company Dorogobuzh (MICEX:DGBZ), Madras Fertilizers Ltd. (NSEI:MADRASFERT), Mangalore Chemicals & Fertilizers Limited (BSE:530011), National Fertilizers Ltd. (BSE:523630), OJSC PhosAgro (LSE:PHOR), Rashtriya Chemicals And Fertilizers Limited (BSE:524230) and Sinon Corporation (TSEC:1712)

Cash Balance Analysis

- The Company's business is highly seasonal; sales during the second and third quarters typically represent 70-80% of total annual sales
- There is typically a long lag period between revenue accrual and cash collections
  - The Company's receivable days were 150+ in FY 2011 and 240+ in FY 2012
- As of Q1 2013, the company's cash balance is at a historically high level of US$184.4 million, however:
  - As with historical periods, the Company expects operating expenses to increase in Q3 and Q4 2013, in support of operations and accumulating additional inventory
  - The Company also expects to spend additional capex in the second half of 2013 of US$40+ million to finance a new manufacturing plant
  - As such, Management is forecasting cash balances of US$80 million at the end of Q3 2013 and US$47 million at the end of Q4 2013
  - Management views the Company's current cash balance in excess of US$47 million as necessary to fund working capital and capital expenditure needs

Cash Balance 2009 Q2 – 2013 Q4P


Cash Balance (US$ in millions)
300.0
250.0
200.0
150.0
100.0
50.0
0
5
4
66
51
38
25
42
45
75
80
81
142
82
18
45
184
240
80
47
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Q4 10
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13
Q2E 13
Q3P 13
Q4P 13
Historical
Management Projection

Cash Balance versus Revenues


Cash Balance versus Revenues (US$ in millions)
200.0
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
0.0
2009
AR Days: 20+
2010
AR Days: 40+
2011
AR Days: 150+
2012
AR Days: 240+
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Q4 10
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13
Cash
Revenue

Source: Company filings, management projections

Account Receivable Analysis

- While the Company has exhibited strong revenue growth historically, and expects continued growth in the future, there are concerns about the Company's ability to collect cash in a timely manner, which is exhibited by the continual historical increases in accounts receivable days
- The Company projects to decrease its accounts receivable days in the projected period as revenue growth slows down
- For the 10 distributors which the Company recognizes revenue on a cash basis, collection days are expected to increase

Accounts Receivable Days[1]


(US$ in millions)
(Account Receivable Days)
1,400.0
1,200.0
1,000.0
800.0
600.0
400.0
200.0
0.0
300
250
200
150
100
50
0
$48.1
$98.1
$214.1
$390.4
$443.0
$582.8
$730.8
$882.1
$1,057.0
$1,277.7
23
23
45
158
249
210
205
190
176
160
2008A
2009A
2010A
2011A
2012A
2013E
2014P
2015P
2016P
2017P
Revenue
Account Receivable Days

Source: Company Filings, Capital IQ
*1. Accounts Receivable Days calculated as (Period End GAAP gross accounts receivable / revenues) * 365 days*

Preliminary Financial Analysis Summary[1]

Implied Per Share Equity Value[2] Reference Range


$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
Price Per Share
$8.81
$5.47
$8.29
$4.84
$8.81
$3.79
$10.44
$5.52
Selected Companies Analysis
0.90x - 1.30x
LTM 3/31/2013
Revenue
Selected Companies Analysis
0.60x - 0.90x
NFY 12/31/2013
Revenue
Selected Transactions Analysis
0.70x - 1.30x
LTM 3/31/2013
Revenue
Discounted Cash Flow Analysis
Discount Rate:
13.0% - 15.0%
Perpetuity Growth Rate:
4.0% - 6.0%
Net book value of $8.50
Median LTM EV/Revenue of Comps of 8.20
Mean LTM EV/Revenue of Comps of 8.05
Yongye Up-list price to Nasdaq of $7.50
Per share consideration of $6.60
40% premium VWAP (pre-announce) of $6.28
Current share price of $5.63
20% premium VWAP (pre-announce) of $5.38
Pre-announce close price of $4.79

Source: Projected values per Yongye Management
Notes:
No particular weight was attributed to any individual analysis
1. Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013
2. Minority interest, and debt balances as of 3/31/2013 per Yongye's public filings; cash balance excludes cash necessary to finance short-term operations and capital expenditures as related to the Company's seasonal business model per Management; Preferred stock redemption value of US$57.2 million includes estimated accrued preferred dividends, per Buyer Group
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to the next fiscal year for which financial information has not been made public

Historical and Projected Financial Performance[1]

(US$ in millions)

	Fiscal Year Ended December 31,				LTM	Fiscal Year Ending December 31,					12A-17P
	2009	2010	2011	2012	3/31/2013	2013E	2014E	2015E	2016E	2017E	CAGR[2]
GAAP Revenue	$98.1	$214.1	$390.4	$443.0	$423.9	$582.8	$730.8	$882.1	$1,057.0	$1,277.7	23.6%
Revenue Growth %	*104.0%*	*118.3%*	*82.3%*	*13.5%*	*4.8%*	*31.6%*	*25.4%*	*20.7%*	*19.8%*	*20.9%*	
Cost of Goods Sold	(46.0)	(94.8)	(162.1)	(180.6)	(175.3)	(242.4)	(310.6)	(381.1)	(464.0)	(568.6)	
Gross Profit	$52.1	$119.3	$228.3	$262.4	$248.6	$340.4	$420.2	$501.0	$593.0	$709.1	
Gross Margin %	*53.1%*	*55.7%*	*58.5%*	*59.2%*	*58.6%*	*58.4%*	*57.5%*	*56.8%*	*56.1%*	*55.5%*	
SG&A Expenses	(19.0)	(54.6)	(109.6)	(118.2)	(125.7)	(181.0)	(227.1)	(284.2)	(354.7)	(445.2)	
R&D Expenses	(1.7)	(4.9)	(13.1)	(16.6)	(16.1)	(19.5)	(23.4)	(28.1)	(33.7)	(40.4)	
Depreciation & Amortization	0.6	3.7	8.6	15.7	16.7	14.0	16.6	19.1	19.4	19.4	
Impairment of Goodwill	0.0	0.0	0.0	(10.8)	(10.8)	0.0	0.0	0.0	0.0	0.0	
Total Adjustments	0.0	0.0	0.0	4.4	10.8	0.0	0.0	0.0	0.0	0.0	
Adjusted EBITDA	$32.0	$63.5	$114.2	$137.0	$123.5	$153.9	$186.3	$207.9	$224.0	$242.9	12.1%
EBITDA Margin %	*32.6%*	*29.7%*	*29.2%*	*30.9%*	*29.1%*	*26.4%*	*25.5%*	*23.6%*	*21.2%*	*19.0%*	
Depreciation & Amortization	(0.6)	(3.7)	(8.6)	(15.7)	(16.7)	(14.0)	(16.6)	(19.1)	(19.4)	(19.4)	
Adjusted EBIT	$31.4	$59.8	$105.6	$121.3	$106.9	$139.9	$169.7	$188.7	$204.6	$223.5	13.0%
EBIT Margin %	*32.0%*	*27.9%*	*27.0%*	*27.4%*	*25.2%*	*24.0%*	*23.2%*	*21.4%*	*19.4%*	*17.5%*	
Adjustments											
Impairment Loss of Goodwill	-	-	-	(10.8)	(10.8)	-	-	-	-	-	
Reversal of Allowance for Doubtful Accounts	-	-	-	6.3	-	-	-	-	-	-	
Total Adjustments	-	-	-	4.4	10.8	-	-	-	-	-	

Source: Company Filings, Capital IQ; Projections provided by Company Management
Note:
1. All numbers based on GAAP reporting metrics, unless noted otherwise
2. CAGR refers to Compound Annual Growth Rate

Financial Projection Comparison

- Company Management provided updated financial projections on 7/2/2013
- The new financial projections account for a large portion of income statement measures based on actual receipt of cash rather than shipment date of product (GAAP Revenue Recognition)
- In the prior financial projections, the Company recognized revenues when product was shipped (Shipment Revenue Recognition)
- As such, income statement measures of profitability are reduced
- However, with additional focus on working capital management, the Company expects to manage its receivables collections more efficiently, resulting in improved cash flow as compared to earlier financial projections
  - Additionally, the Company has forecasted a reduced level of capital expenditures

(US$ in millions)

	Fiscal Year Ended December 31,					5 - Year
	2013E	2014P	2015P	2016P	2017P	Total
Revenue						
Latest Projection[1]	$582.8	$730.8	$882.1	$1,057.0	$1,277.7	$4,530.4
Prior Projection[2]	$667.7	$863.8	$1,079.9	$1,331.2	$1,599.0	$5,541.6
Variance by Amount ($)	($84.9)	($133.0)	($197.8)	($274.2)	($321.3)	($1,011.2)
Variance by Percentage (%)	(12.7%)	(15.4%)	(18.3%)	(20.6%)	(20.1%)	(18.2%)
EBITDA						
Latest Projection[1]	$153.9	$186.3	$207.9	$224.0	$242.9	$1,015.0
Prior Projection[2]	$191.8	$230.6	$271.8	$312.3	$347.4	$1,353.9
Variance by Amount ($)	($37.9)	($44.3)	($63.9)	($88.3)	($104.4)	($338.9)
Variance by Percentage (%)	(19.8%)	(19.2%)	(23.5%)	(28.3%)	(30.1%)	(25.0%)
EBIT						
Latest Projection[1]	$139.9	$169.7	$188.7	$204.6	$223.5	$926.4
Prior Projection[2]	$180.8	$215.7	$252.7	$292.8	$334.2	$1,276.3
Variance by Amount ($)	($41.0)	($46.0)	($64.0)	($88.3)	($110.7)	($349.9)
Variance by Percentage (%)	(22.7%)	(21.3%)	(25.3%)	(30.1%)	(33.1%)	(27.4%)
Free Cash Flow						
Latest Projection[1]	$0.4	($2.3)	$65.5	$76.9	$78.2	$218.7
Prior Projection[2]	($33.3)	($40.5)	$39.0	$7.1	$61.1	$33.4
Variance by Amount ($)	$33.7	$38.2	$26.5	$69.8	$17.1	$185.3
Variance by Percentage (%)	NM	NM	67.9%	983.8%	28.0%	554.7%

Source: Company Filings, Capital IQ; projections provided by Company Management
Note:
1. Latest projections provided by Yongye Management on 7/2/2013, based on GAAP Revenue Recognition
2. Prior projections provided by Yongye Management on 11/29/2012, based on Shipment Revenue Recognition

Selected China Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 7/5/2013 ($)	Eq. Market Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Revenue LTM (x)	EV / Revenue CY13 (x)	EV / Revenue CY14 (x)	EV / EBITDA LTM (x)	EV / EBITDA CY13 (x)	EV / EBITDA CY14 (x)	Price / Adjusted EPS LTM (x)	Price / Adjusted EPS CY13 (x)	Price / Adjusted EPS CY14 (x)	Price / Book Value
<u>Selected China Companies</u>														
Yunnan Yuntianhua Co., Ltd.	SHSE	$1.46	$1,013.8	$3,857.1	2.45x	0.69x	0.45x	19.9x	8.1x	6.0x	NMF	10.7x	7.1x	1.58x
Sinofert Holdings Ltd.	SEHK	0.17	1,177.6	1,876.7	0.28x	0.27x	0.25x	9.0x	7.4x	6.8x	9.2x	7.3x	6.3x	0.56x
Nanjing Redsun Co. Ltd.	SZSE	2.45	1,243.9	1,557.9	1.32x	1.06x	0.99x	12.8x	10.2x	13.1x	29.2x	14.5x	13.6x	2.76x
Anhui Liuguo Chemical Co., Ltd.	SHSE	0.97	505.7	816.3	0.89x	0.73x	0.64x	23.8x	NA	NA	NMF	29.3x	23.9x	1.71x
Chongqing JianFeng Chemical Co., Ltd	SZSE	0.66	397.1	672.7	1.20x	1.07x	1.01x	12.3x	12.2x	12.0x	25.6x	8.5x	8.3x	1.04x
Liuzhou Chemical Industry Co., Ltd.	SHSE	0.72	285.7	568.1	1.25x	0.92x	0.85x	8.3x	NA	NA	NMF	16.9x	13.4x	1.29x
Stanley Fertilizer Co., Ltd.	SZSE	4.63	782.1	536.7	0.63x	0.50x	0.39x	4.4x	6.3x	5.2x	15.2x	12.3x	9.8x	2.28x
Anhui Sierte Fertilizer Industry Co., Ltd.	SZSE	1.67	492.9	535.5	1.76x	1.22x	0.88x	14.1x	8.0x	6.3x	20.2x	12.4x	9.0x	2.11x
Ko Yo Chemical Group Limited	SEHK	0.01	83.6	494.9	2.25x	NA	NA	10.2x	NA	NA	5.0x	NA	NA	0.46x
Guangxi Hechi Chemical Co., Ltd.	SZSE	0.68	198.8	229.7	1.62x	NA	NA	17.1x	NA	NA	NMF	NA	NA	1.80x
Migao Corporation	TSX	1.12	58.5	220.2	0.78x	1.05x	0.72x	NMF	NMF	21.9x	NMF	NMF	9.1x	0.22x
China Green Agriculture, Inc.	NYSE	2.74	76.6	15.9	0.08x	NA	NA	0.3x	NA	NA	1.8x	NA	NA	0.31x
Mean			$526.4	$948.5	1.21x	0.84x	0.69x	12.0x	8.7x	10.2x	15.2x	14.0x	11.2x	1.34x
Median			$445.0	$552.4	1.23x	0.92x	0.72x	12.3x	8.0x	6.8x	15.2x	12.4x	9.1x	1.43x
Yongye International Inc. (Closing Price)	NasdaqGS	$5.63	$285.4	$389.9	0.92x	0.67x	0.53x	3.2x	2.5x	2.1x	3.6x	2.7x	2.3x	0.66x
Yongye International Inc. (Per Share Merger Consideration)	NasdaqGS	$6.60	$334.5	$439.1	1.04x	0.75x	0.60x	3.6x	2.9x	2.4x	4.2x	3.2x	2.7x	0.78x

Sources: Capital IQ, Company public filings, Analyst reports
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NA refers to not available figure.
NMF refers to not meaningful figure.
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 7/5/2013
Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013

Selected Emerging Markets Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 7/5/2013 ($)	Eq. Market Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Revenue LTM (x)	EV / Revenue CY13 (x)	EV / Revenue CY14 (x)	EV / EBITDA LTM (x)	EV / EBITDA CY13 (x)	EV / EBITDA CY14 (x)	Price / Adjusted EPS LTM (x)	Price / Adjusted EPS CY13 (x)	Price / Adjusted EPS CY14 (x)	Price / Book Value
Selected Emerging Market Companies														
OJSC PhosAgro	LSE	$11.60	$4,331.8	$5,431.9	1.67x	1.57x	1.51x	5.4x	5.2x	5.1x	4.9x	7.4x	7.0x	2.87x
Coromandel International Ltd.	BSE	2.99	850.5	1,192.0	0.74x	0.81x	0.66x	8.0x	9.3x	6.5x	9.9x	11.1x	7.7x	2.68x
Gubre Fabrikalari Turk Anonim Sirketi	IBSE	6.77	565.1	802.3	0.71x	0.64x	0.64x	3.0x	NA	NA	6.3x	NA	NA	2.64x
National Fertilizers Ltd.	BSE	0.56	272.8	751.3	0.59x	NA	NA	22.1x	NA	NA	NMF	NA	NA	1.00x
Rashtriya Chemicals And Fertilizers Ltd.	BSE	0.56	308.1	563.5	0.49x	0.48x	0.43x	7.5x	6.4x	5.4x	6.4x	6.7x	5.8x	0.79x
Fertilizantes Heringer S/A	BOVESPA	3.39	164.4	500.1	0.21x	0.20x	0.17x	4.5x	4.3x	3.7x	NMF	3.9x	3.8x	0.80x
Joint Stock Company Dorogobuzh	MICEX	0.51	365.7	444.1	0.97x	NA	NA	3.2x	NA	NA	2.7x	NA	NA	0.54x
Fauji Fertilizer Bin Qasim Ltd.	KASE	0.39	366.7	387.9	0.81x	0.78x	0.73x	4.2x	NA	NA	8.2x	NA	NA	2.91x
Gujarat State Fertilizers & Chemicals Ltd.	BSE	1.03	411.4	387.1	0.38x	0.38x	0.36x	2.4x	2.4x	2.1x	3.7x	4.2x	3.8x	0.65x
Agritech Ltd.	KASE	0.12	46.0	289.0	7.23x	NA	NA	NMF	NA	NA	NMF	NA	NA	0.68x
Sinon Corporation	TSEC	0.50	165.8	288.9	0.60x	NA	NA	9.0x	NA	NA	13.8x	14.2x	12.2x	1.05x
Mangalore Chemicals & Fertilizers Ltd.	BSE	0.90	106.4	215.5	0.41x	NA	NA	6.5x	NA	NA	9.0x	NA	NA	1.11x
Madras Fertilizers Ltd.	NSEI	0.17	27.3	166.4	0.45x	NA	NA	10.3x	NA	NA	NMF	NA	NA	NMF
Mean			$614.0	$878.5	1.17x	0.69x	0.64x	7.2x	5.5x	4.6x	7.2x	7.9x	6.7x	1.48x
Median			$308.1	$444.1	0.60x	0.64x	0.64x	6.0x	5.2x	5.1x	6.4x	7.0x	6.4x	1.02x
Yongye International Inc. (Closing Price)	NasdaqGS	$5.63	$285.4	$389.9	0.92x	0.67x	0.53x	3.2x	2.5x	2.1x	3.6x	2.7x	2.3x	0.66x
Yongye International Inc. (Per Share Merger Consideration)	NasdaqGS	$6.60	$334.5	$439.1	1.04x	0.75x	0.60x	3.6x	2.9x	2.4x	4.2x	3.2x	2.7x	0.78x

Sources: Capital IQ, Company public filings, Analyst reports
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NA refers to not available figure.
NMF refers to not meaningful figure.
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 7/5/2013
Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013

Selected China Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value/ Net Income	Implied Equity Value/ Book Value
Change-of-Control M&A Transactions												
01/08/2013	Hanfeng Evergreen Inc.	Mr. Xinduo Yu (CEO of Hanfeng Evergreen)	China	80%	76.0	230.9	(19.2)	0.33x	NM	NM	NM	0.70x
01/08/2013	Liuzhou Liuhua Compound Fertilizer Co., Ltd.	Liuzhou Chemical Industry Co., Ltd.	China	99%	3.4	NA	NA	NA	NA	NA	NM	1.21x
11/26/2012	Yunnan Fengxi Chemical Co., Ltd.	Fuyuan County Dongyinyuan Coal Co., Ltd.	China	100%	1.3	NA	NA	NA	NA	NA	NA	NA
07/04/2012	Guizhou Tianfu Chemical Co., Ltd.	Guizhou Industrial Investment (Group) Co., Ltd.	China	51%	163.2	NA	NA	NA	NA	NA	NM	1.03x
06/26/2012	Henan Datong Chemical Industry Co., Ltd.	China Jinshi Investment Holdings Ltd.	China	100%	9.9	NA	NA	NA	NA	NA	NA	NA
04/30/2012	Yixing Guohao Bio-Environmental Co., Ltd.	Shing Hing International Limited	China	NA	NA	NA	NA	NA	NA	NA	NA	NA
01/09/2012	Xundian Lomon Phosphorus Chemical Co., Ltd.	Sinochem Fertilizer Co., Ltd.	China	100%	218.8	NA	NA	NA	NA	NA	NA	6.27x
12/22/2011	Century Wanyeyuan Bio-engineering Co., Ltd.	NA	China	65%	10.0	1.9	NA	5.30x	NA	NA	NA	NA
12/05/2011	Jiangxi Guixi Fertilizer Co., Ltd.	Anhui Liuguo Chemical Co., Ltd.	China	51%	15.0	NA	NA	NA	NA	NA	NA	NA
10/10/2011	Guangxi Hechi Chemical Co., Ltd.	Lingshan Huaxing Arts and Crafts Factory	China	100%	NA	NA	NA	NA	NA	NA	NA	NA
05/06/2011	Yueyang Hongrun Fertilizer Co., Ltd.	Guangzhou Yingsi Decoration Engineering Co., Ltd.	China	100%	1.0	NA	NA	NA	NA	NA	NA	NA
04/28/2011	Shandong Huayang Technology Co.,Ltd.	Shandong Huayang Science and Technology Co., Ltd.	China	100%	NA	88.4	7.2	NA	NA	8.2%	NA	NA
03/30/2011	Shandong Dacheng Pesticide Co., Ltd.	Shandong Hualian Mining Co., Ltd.	China	100%	NA	128.4	9.3	NA	NA	7.2%	NA	NA
				Median		$108.4	$7.2	2.81x	NA	7.7%	NA	1.12x
				Mean		112.4	(0.9)	2.81x	NA	7.7%	NA	2.30x
Non-Change-of-Control M&A Transactions												
05/31/2013	SDIC Xinjiang Luobupo Potash Co., Ltd.	Xinjiang Guannong Fruit & Antler Group Co., Ltd.	China	NA	NA	NA	NA	NA	NA	NA	NA	NA
01/04/2013	Beihai Gofar Marine Biological Industry Co., Ltd.	Sealand Securities Co., Ltd.	China	5%	NA	88.5	(4.9)	NA	NA	NM	NA	NA
07/20/2012	Anhui Huaxing Chemical Industry Co., Ltd.	China-Trust Shanghai Oil Group Co., Ltd.	China	NA	NA	150.8	1.5	NA	NA	1.0%	NA	NA
07/16/2012	Shandong Huayang Technology Co.,Ltd.	Shanxi Gengyang Investment Co., Ltd.	China	12%	204.2	99.0	4.7	2.06x	43.5x	4.7%	NM	5.10x
06/05/2012	Yunnan Three Circles-Sinochem Fertilizers Co., Ltd.	Yunnan Yuntianhua Co., Ltd.	China	NA	173.2	NA	NA	NA	NA	NA	NA	NA
05/18/2012	Yidu Xingfa Chemical Co., Ltd.	Hubei Xingfa Chemicals Group Co. Ltd.	China	49%	89.3	NA	NA	NA	NA	NA	NA	NA
05/08/2012	Hebei Wanquan Hongyu Chemicals Co., Ltd.	Beijing Nutrichem International Co., Ltd.	China	49%	42.8	60.6	NA	0.71x	NA	NA	6.3x	NA
04/18/2012	Shandong Kingenta Ecological Engineering Co.,Ltd.	Youngor Investment Co., Ltd.	China	11%	1,203.1	1,340.2	111.0	0.90x	10.8x	8.3%	15.9x	2.46x
02/21/2012	Jiangsu Yangnong Chemical Group Co., Ltd.	Sinochem International Corporation	China	36%	749.3	NA	NA	NA	NA	NA	NA	NA
02/08/2012	HeBei Veyong Bio-chemical Co., Ltd.	Xinao Holding Investment Co., Ltd.	China	NA	NA	289.6	23.9	NA	NA	8.3%	NA	NA
11/27/2011	China XLX Fertiliser Ltd.	Primavera Capital Group	China	NA	NA	587.2	74.3	NA	NA	12.7%	NA	NA
11/09/2011	Shaanxi Xinghua Chemistry Co., Ltd.	Shaanxi Yanchang Petroleum Chemical Construction	China	NA	NA	211.7	46.4	NA	NA	21.9%	NA	NA
09/09/2011	Luxi Chemical Group Co., Ltd.	CDH Investments	China	NA	NA	1,522.5	190.9	NA	NA	12.5%	NA	NA
05/29/2011	Yongye International, Inc.	Morgan Stanley Private Equity Asia Ltd.	China	NA	NA	239.4	70.4	NA	NA	29.4%	NA	NA
05/09/2011	Dazhou Koyo Chemical Industry Co., Ltd.	International Finance Corporation	China	NA	NA	NA	NA	NA	NM	NA	NA	NA
03/21/2011	Yunnan Tianteng Chemical Company Ltd.	Yunnan Yuntianhua Co., Ltd.	China	11%	6.2	NA	NA	NA	NA	NA	NA	NA
02/08/2011	Shandong Huayang Technology Co., Ltd.	Zibo Hongda Mining Industry Co., Ltd.	China	20%	269.2	82.5	7.1	3.26x	37.7x	8.6%	NM	5.69x
				Median		$211.7	$35.1	1.48x	37.7x	8.6%	11.1x	5.10x
				Mean		424.7	52.5	1.73x	30.7x	11.9%	11.1x	4.42x
				Overall								
				Median		$150.8	$9.3	1.48x	37.7x	8.3%	11.1x	2.46x
				Mean		341.4	40.2	2.09x	30.7x	11.2%	11.1x	3.21x
				High		1,522.5	190.9	5.30x	43.5x	29.4%	15.9x	6.27x
				Low		1.9	(19.2)	0.33x	10.8x	1.0%	6.3x	0.70x
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Abax Global Capital Limited		75%	439.1	423.9	123.5	1.04x	3.6x	29.1%	4.2x	0.78x

Source: Capital IQ
Notes: NA refers to not available
1: Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement.
2: Based on reported metric for the most recent LTM period prior to the announcement of the transaction

Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013

Selected International Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value/ Net Income	Implied Equity Value/ Book Value
Change-of-Control M&A Transactions												
02/06/2013	Rosier S.A.	Borealis AG	Belgium	57%	93.8	357.4	9.4	0.26x	10.0x	2.6%	22.6x	1.01x
01/24/2013	Liberty Phosphate Ltd.	Coromandel International Limited	India	49%	72.7	76.4	10.0	0.95x	7.3x	13.1%	11.0x	2.11x
12/19/2012	Pace International, LLC	Valent BioSciences Corporation	United States	75%	86.7	NA	NA	NA	NA	NA	NA	NA
12/18/2012	Vale S.A., Araucária Nitrogenados Fertilizer Plant	Petróleo Brasileiro S.A. - Petrobras	Brazil	100%	234.0	NA	NA	NA	NA	NA	NA	NA
12/07/2012	Bunge Limited, Fertilizer Business in Brazil	Yara International ASA	Brazil	100%	750.0	NA	NA	NA	NA	NA	NA	NA
12/04/2012	Sree Ramcides Chemicals Pvt. Ltd.	SDS Biotech K.K.	India	65%	24.0	17.5	0.4	1.37x	60.2x	2.3%	NM	3.62x
08/16/2012	Agritech Limited	Faysal Bank Limited; Askari Bank Limited; Soneri Bank Limited	Pakistan	80%	378.7	53.5	18.7	7.08x	20.2x	35.0%	NM	1.12x
07/23/2012	Avima (Pty) Ltd.	AGRO-SERVE (PROPRIETARY) LIMITED	South Africa	100%	7.9	11.8	NA	0.67x	NA	NA	NA	NA
06/26/2012	Landec Ag, LLC.	Incotec Holding North America, Inc.	United States	100%	0.6	4.2	NA	0.14x	NA	NA	NA	NA
06/18/2012	Zaklady Azotowe Pulawy Spolka Akcyjna	Synthos S.A	Poland	NA	472.8	1,139.0	232.1	0.42x	2.0x	20.4%	NA	NA
05/08/2012	K+S Nitrogen GmbH	Open Joint Stock Company Mineral and Chemical Company	Germany	100%	179.7	1,485.1	NA	0.12x	NA	NA	NA	NA
12/13/2011	SIBUR-Mineral Fertilizers JSC (nka:Joint Stock Company SBU Nitrogen)	CJSC Holding Company Siberian Business Union	Russia	100%	1,000.0	978.0	222.0	1.02x	4.5x	22.7%	NA	NA
07/26/2011	DVA Agro Brasil C.I.E.I.A. Ltda.	United Phosphorus Limited	Brazil	51%	362.7	130.0	NA	2.79x	NA	NA	NA	NA
07/21/2011	S.C. Alcedo S.R.L.	Sumitomo Corporation	Romania	90%	75.6	60.6	NA	1.25x	NA	NA	NA	NA
06/20/2011	Carrs Fertilisers Limited	Origin Enterprises Plc	United Kingdom	100%	28.3	88.4	NA	0.32x	NA	NA	NA	NA
06/20/2011	COMPO GmbH & Co.KG	Triton	Germany	100%	263.2	516.5	NA	0.51x	NA	NA	NA	NA
05/26/2011	International Mineral Technologies, LLC	Agrium Advanced Technologies, Inc.	United States	100%	44.0	60.0	NA	0.73x	NA	NA	NA	NA
05/10/2011	SDS Biotech K.K.	Idemitsu Kosan Co. Ltd.	Japan	70%	131.8	113.2	17.1	1.16x	7.7x	15.1%	9.4x	2.18x
05/02/2011	Agrium Italia S.p.A.	Agrium Europe S.A.	Spain	100%	27.0	200.0	NA	0.14x	NA	NA	NA	NA
04/11/2011	Antonio Fuentes Mendez S.A.U. (nka:Fuentes Fertilizantes, S.A.)	ICL Fertilizers Ltd.	Spain	100%	256.8	145.1	NA	1.77x	NA	NA	NA	NA
03/17/2011	Cleancrop UK Limited	Silos (UK) Limited	United Kingdom	100%	60.3	104.3	NA	0.58x	NA	NA	NA	NA
03/10/2011	Rigby Taylor Ltd	Origin Enterprises Plc	United Kingdom	100%	15.2	33.8	NA	0.45x	NA	NA	NA	NA
					Median	$104.3	$17.1	0.67x	7.7x	15.1%	11.0x	2.11x
					Mean	293.4	72.8	1.14x	16.0x	15.9%	14.3x	2.01x
Non-Change-of-Control M&A Transactions												
04/16/2013	Plant Health Care	Quorum plc	United Kingdom	1%	74.6	7.8	(6.1)	9.63x	NM	(78.7)%	NM	6.08x
04/10/2013	Mangalore Chemicals & Fertilizers Limited	Adventz Investments and Holdings Limited	India	8%	285.2	461.4	27.9	0.62x	10.2x	6.1%	7.8x	0.89x
01/22/2013	Browns Investments PLC	Brown & Company PLC	United States	9%	81.4	20.6	0.3	3.96x	NM	NM	NM	0.79x
05/30/2011	Sabero Organics Gujarat Limited	Coromandel International Limited	India	42%	104.2	68.5	7.0	1.52x	14.8x	10.3%	NM	NA
09/13/2012	MBAC Fertilizer Corp	B&A Mineracao S.A.	Canada	12%	341.2	5.9	(20.7)	57.99x	NM	NM	NM	1.96x
05/23/2012	Azomures	Pelican Fertilizers GmbH	Romania	24%	337.1	534.6	NA	0.63x	NA	NA	3.2x	0.92x
03/27/2012	Olaines Kudra	Florabalt SIA Ltd.	Latvia	5%	6.1	1.6	(0.2)	3.75x	NM	NM	NM	2.18x
11/25/2011	OJSC PhosAgro	Menoza Trading Limited	Russia	0%	6,340.5	2,689.7	906.0	2.36x	7.0x	33.7%	9.8x	4.20x
06/30/2011	Stähler International GmbH & Co. KG	Cheminova A/S	Germany	25%	44.7	128.3	NA	0.35x	NA	NA	NA	NA
06/22/2011	Vale Fertilizantes SA	Mineracao Naque S.A.	Brazil	20%	6,174.9	1,351.6	289.8	4.57x	21.3x	21.4%	46.7x	2.25x
05/10/2011	Nufarm Limited	Sumitomo Chemical Co. Ltd.	Australia	2%	1,676.2	1,935.0	166.9	0.87x	10.0x	8.6%	NM	0.88x
02/14/2011	Fumakilla Ltd.	S.T. Corporation	Japan	NA	159.7	227.0	2.4	0.70x	66.5x	1.1%	NA	NA
					Median	$177.6	$4.7	1.94x	12.5x	8.6%	8.8x	1.96x
					Mean	619.3	137.3	7.24x	21.6x	0.3%	16.9x	2.24x
					Overall							
					Median	$113.2	$10.0	0.87x	10.0x	11.7%	9.8x	2.04x
					Mean	419.6	110.8	3.51x	18.6x	8.1%	15.8x	2.16x
					High	2,689.7	906.0	57.99x	66.5x	35.0%	46.7x	6.08x
					Low	1.6	(20.7)	0.12x	2.0x	(78.7)%	3.2x	0.79x
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Abax Global Capital Limited		75%	439.1	423.9	123.5	1.04x	3.6x	29.1%	4.2x	0.78x

Source: Capital IQ
Notes: NA refers to not available
1: Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement.
2: Based on reported metric for the most recent LTM period prior to the announcement of the transaction

Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013

Benchmarking Analysis[1]

Size (LTM Revenue, millions)	
Sinofert Holdings Ltd.	$6,711.6
Yunnan Yuntianhua Co., Ltd.	$1,577.5
Nanjing Redsun Co. Ltd.	$1,178.1
Anhui Liuguo Chemical Co., Ltd.	$919.8
Stanley Fertilizer Co., Ltd.	$847.2
Chongqing JianFeng Chemical Co., Ltd	$560.5
Liuzhou Chemical Industry Co., Ltd.	$453.5
Yongye International	$423.9
Anhui Sierte Fertilizer Industry Co., Ltd.	$305.0
Migao Corporation	$283.1
Ko Yo Chemical Group Limited	$219.5
China Green Agriculture, Inc.	$204.4
Guangxi Hechi Chemical Co., Ltd.	$141.8

Size[2] (EV as of 07/05/2013, millions)	
Yunnan Yuntianhua Co., Ltd.	$3,857.1
Sinofert Holdings Ltd.	$1,876.7
Nanjing Redsun Co. Ltd.	$1,557.9
Anhui Liuguo Chemical Co., Ltd.	$816.3
Chongqing JianFeng Chemical Co., Ltd	$672.7
Liuzhou Chemical Industry Co., Ltd.	$568.1
Stanley Fertilizer Co., Ltd.	$536.7
Anhui Sierte Fertilizer Industry Co., Ltd.	$535.5
Ko Yo Chemical Group Limited	$494.9
Yongye International	$383.9
Guangxi Hechi Chemical Co., Ltd.	$229.7
Migao Corporation	$220.2
China Green Agriculture, Inc.	$15.9

Historical Growth (2-Fiscal Year Revenue)	
China Green Agriculture, Inc.	104.3%
Anhui Liuguo Chemical Co., Ltd.	47.5%
Yongye International	43.8%
Nanjing Redsun Co. Ltd.	37.3%
Stanley Fertilizer Co., Ltd.	32.0%
Chongqing JianFeng Chemical Co., Ltd	26.4%
Ko Yo Chemical Group Limited	24.2%
Guangxi Hechi Chemical Co., Ltd.	23.8%
Anhui Sierte Fertilizer Industry Co., Ltd.	19.7%
Sinofert Holdings Ltd.	18.6%
Yunnan Yuntianhua Co., Ltd.	17.7%
Liuzhou Chemical Industry Co., Ltd.	16.2%
Migao Corporation	-2.8%

Historical Growth (1-Fiscal Year Revenue)	
Anhui Liuguo Chemical Co., Ltd.	77.3%
Chongqing JianFeng Chemical Co., Ltd	28.4%
Nanjing Redsun Co. Ltd.	23.9%
China Green Agriculture, Inc.	21.0%
Guangxi Hechi Chemical Co., Ltd.	20.3%
Yongye International	13.5%
Sinofert Holdings Ltd.	12.3%
Stanley Fertilizer Co., Ltd.	10.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	7.9%
Liuzhou Chemical Industry Co., Ltd.	3.2%
Yunnan Yuntianhua Co., Ltd.	-2.2%
Ko Yo Chemical Group Limited	-5.6%
Migao Corporation	-25.6%

Historical Growth (2-Fiscal Year EBITDA)	
Ko Yo Chemical Group Limited	181.6%
Nanjing Redsun Co. Ltd.	106.3%
Sinofert Holdings Ltd.	78.8%
China Green Agriculture, Inc.	49.3%
Yongye International	46.8%
Guangxi Hechi Chemical Co., Ltd.	36.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	24.4%
Stanley Fertilizer Co., Ltd.	18.8%
Chongqing JianFeng Chemical Co., Ltd	15.9%
Anhui Liuguo Chemical Co., Ltd.	10.7%
Liuzhou Chemical Industry Co., Ltd.	6.2%
Yunnan Yuntianhua Co., Ltd.	-11.3%
Migao Corporation	NMF

Historical Growth (1-Fiscal Year EBITDA)	
Nanjing Redsun Co. Ltd.	104.7%
Chongqing JianFeng Chemical Co., Ltd	42.6%
Sinofert Holdings Ltd.	24.7%
China Green Agriculture, Inc.	21.1%
Yongye International	20.0%
Ko Yo Chemical Group Limited	13.5%
Stanley Fertilizer Co., Ltd.	12.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	11.8%
Liuzhou Chemical Industry Co., Ltd.	-8.1%
Guangxi Hechi Chemical Co., Ltd.	-13.7%
Anhui Liuguo Chemical Co., Ltd.	-25.5%
Yunnan Yuntianhua Co., Ltd.	-33.6%
Migao Corporation	NMF

Projected Growth (1-Fiscal Year Revenue)	
Yunnan Yuntianhua Co., Ltd.	245.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	45.1%
Liuzhou Chemical Industry Co., Ltd.	33.7%
Yongye International	31.6%
Stanley Fertilizer Co., Ltd.	29.2%
Nanjing Redsun Co. Ltd.	25.7%
Anhui Liuguo Chemical Co., Ltd.	15.9%
Chongqing JianFeng Chemical Co., Ltd	15.8%
Sinofert Holdings Ltd.	4.2%
Migao Corporation	-25.7%
Ko Yo Chemical Group Limited	NA
Guangxi Hechi Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA

Projected Growth (1-Fiscal Year EBITDA)	
Yunnan Yuntianhua Co., Ltd.	138.6%
Anhui Sierte Fertilizer Industry Co., Ltd.	69.5%
Stanley Fertilizer Co., Ltd.	44.9%
Nanjing Redsun Co. Ltd.	30.1%
Sinofert Holdings Ltd.	22.2%
Yongye International	12.3%
Chongqing JianFeng Chemical Co., Ltd	-5.6%
Migao Corporation	NMF
Liuzhou Chemical Industry Co., Ltd.	NA
Ko Yo Chemical Group Limited	NA
Anhui Liuguo Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA
Guangxi Hechi Chemical Co., Ltd.	NA

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
Converted to US$ using relevant rates as of 7/5/2013
LTM refers to the latest twelve months period which corresponds to March 31, 2013 for all companies except for Ko Yo Chemical Group Limited and Sinofert Holdings Ltd, which are as of December 31, 2012
NA refers to not available
NMF refers to not meaningful figure

Benchmarking Analysis[1] (cont.)

Profitability (LTM EBITDA to LTM Revenue)	
China Green Agriculture, Inc.	31.0%
Yongye International	29.1%
Ko Yo Chemical Group Limited	22.1%
Liuzhou Chemical Industry Co., Ltd.	15.1%
Anhui Sierte Fertilizer Industry Co., Ltd.	12.4%
Yunnan Yuntianhua Co., Ltd.	12.3%
Nanjing Redsun Co. Ltd.	10.4%
Chongqing JianFeng Chemical Co., Ltd	9.7%
Guangxi Hechi Chemical Co., Ltd.	9.5%
Stanley Fertilizer Co., Ltd.	7.6%
Anhui Liuguo Chemical Co., Ltd.	3.7%
Sinofert Holdings Ltd.	3.1%
Migao Corporation	-6.5%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Guangxi Hechi Chemical Co., Ltd.	88.3%
Yunnan Yuntianhua Co., Ltd.	81.5%
Liuzhou Chemical Industry Co., Ltd.	66.8%
Anhui Liuguo Chemical Co., Ltd.	56.4%
Chongqing JianFeng Chemical Co., Ltd	51.3%
Sinofert Holdings Ltd.	35.2%
Nanjing Redsun Co. Ltd.	31.9%
Ko Yo Chemical Group Limited	25.2%
China Green Agriculture, Inc.	17.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	16.1%
Yongye International	13.5%
Stanley Fertilizer Co., Ltd.	12.4%
Migao Corporation	NMF

Internal Investment (LTM Capex to LTM Revenue)	
Ko Yo Chemical Group Limited	45.2%
Anhui Sierte Fertilizer Industry Co., Ltd.	21.4%
Chongqing JianFeng Chemical Co., Ltd	17.8%
Yunnan Yuntianhua Co., Ltd.	15.5%
Anhui Liuguo Chemical Co., Ltd.	12.8%
China Green Agriculture, Inc.	10.3%
Stanley Fertilizer Co., Ltd.	10.1%
Guangxi Hechi Chemical Co., Ltd.	7.2%
Liuzhou Chemical Industry Co., Ltd.	5.0%
Nanjing Redsun Co. Ltd.	3.6%
Migao Corporation	2.9%
Sinofert Holdings Ltd.	0.9%
Yongye International	0.8%

Liquidity (Current Ratio as of 07/05/2013)	
Yongye International	5.4
China Green Agriculture, Inc.	4.1
Chongqing JianFeng Chemical Co., Ltd	3.3
Stanley Fertilizer Co., Ltd.	2.1
Migao Corporation	1.8
Anhui Sierte Fertilizer Industry Co., Ltd.	1.6
Sinofert Holdings Ltd.	1.3
Nanjing Redsun Co. Ltd.	1.0
Anhui Liuguo Chemical Co., Ltd.	1.0
Ko Yo Chemical Group Limited	0.8
Yunnan Yuntianhua Co., Ltd.	0.7
Liuzhou Chemical Industry Co., Ltd.	0.6
Guangxi Hechi Chemical Co., Ltd.	0.6

Leverage[2] (Debt to EV as of 07/05/2013)	
China Green Agriculture, Inc.	106.8%
Ko Yo Chemical Group Limited	94.5%
Migao Corporation	77.9%
Yunnan Yuntianhua Co., Ltd.	76.6%
Liuzhou Chemical Industry Co., Ltd.	57.5%
Chongqing JianFeng Chemical Co., Ltd	53.1%
Anhui Liuguo Chemical Co., Ltd.	43.3%
Sinofert Holdings Ltd.	38.7%
Nanjing Redsun Co. Ltd.	32.4%
Guangxi Hechi Chemical Co., Ltd.	31.7%
Yongye International	18.8%
Anhui Sierte Fertilizer Industry Co., Ltd.	18.9%
Stanley Fertilizer Co., Ltd.	6.1%

Account Receivable Turnover Days (LTM Period)	
Migao Corporation	229.6
China Green Agriculture, Inc.	132.1
Yongye International	98.1
Yunnan Yuntianhua Co., Ltd.	49.1
Guangxi Hechi Chemical Co., Ltd.	33.0
Liuzhou Chemical Industry Co., Ltd.	31.0
Anhui Sierte Fertilizer Industry Co., Ltd.	20.9
Nanjing Redsun Co. Ltd.	15.9
Anhui Liuguo Chemical Co., Ltd.	11.3
Sinofert Holdings Ltd.	10.3
Stanley Fertilizer Co., Ltd.	3.2
Ko Yo Chemical Group Limited	1.6
Chongqing JianFeng Chemical Co., Ltd	0.2

Inventory Turnover Days (LTM Period)	
Yongye International	293.3
Anhui Sierte Fertilizer Industry Co., Ltd.	146.1
China Green Agriculture, Inc.	137.0
Nanjing Redsun Co. Ltd.	115.0
Guangxi Hechi Chemical Co., Ltd.	111.1
Yunnan Yuntianhua Co., Ltd.	97.3
Anhui Liuguo Chemical Co., Ltd.	93.9
Liuzhou Chemical Industry Co., Ltd.	87.1
Migao Corporation	83.0
Stanley Fertilizer Co., Ltd.	72.9
Sinofert Holdings Ltd.	50.4
Chongqing JianFeng Chemical Co., Ltd	38.5
Ko Yo Chemical Group Limited	21.0

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
Converted to US$ using relevant rates as of 7/5/2013
LTM refers to the latest twelve months period which corresponds to March 31, 2013 for all companies except for Ko Yo Chemical Group Limited and Sinofert Holdings Ltd, which are as of December 31, 2012
NA refers to not available
NMF refers to not meaningful figure

Discounted Cash Flow Analysis[1]

(dollars in millions, except per share values)

	Projected FYE December 31,				
	2013E[2]	2014E	2015E	2016E	2017E
GAAP Revenue	$349.9	$730.8	$882.1	$1,057.0	$1,277.7
Revenue Growth %		*25.4%*	*20.7%*	*19.8%*	*20.9%*
Cost of Goods Sold	(142.4)	(310.6)	(381.1)	(464.0)	(568.6)
Selling, General & Administrative	(105.1)	(227.1)	(284.2)	(354.7)	(445.2)
R&D Expenses	(12.0)	(23.4)	(28.1)	(33.7)	(40.4)
Depreciation and Amortization	6.3	16.6	19.1	19.4	19.4
Adjusted EBITDA	$96.6	$186.3	$207.9	$224.0	$242.9
EBITDA Margin %	*27.6%*	*25.5%*	*23.6%*	*21.2%*	*19.0%*
Depreciation and Amortization	(6.3)	(16.6)	(19.1)	(19.4)	(19.4)
Adjusted EBIT	$90.3	$169.7	$188.7	$204.6	$223.5
Taxes[3]	(16.4)	(32.2)	(35.9)	(38.9)	(42.5)
Unlevered Earnings	$73.9	$137.5	$152.9	$165.7	$181.1
Depreciation and Amortization	6.3	16.6	19.1	19.4	19.4
Capital Expenditures	(32.0)	(40.2)	(13.3)	(4.6)	(5.1)
Change in Working Capital	(138.7)	(116.1)	(93.3)	(103.6)	(117.2)
Unlevered Free Cash Flows	($90.5)	($2.3)	$65.5	$76.9	$78.2

Terminal Value Assumptions	
GAAP Revenue	$1,277.7
Cost of Goods Sold	(568.6)
Selling, General & Administrative	(445.2)
R&D Expenses	(40.4)
Depreciation and Amortization	5.1
Adjusted EBITDA	$228.6
EBITDA Margin %	*17.9%*
Depreciation and Amortization	(5.1)
Adjusted EBIT	$223.5
Taxes[3]	(42.5)
Unlevered Earnings	$181.1
Depreciation and Amortization	5.1
Capital Expenditures	(5.1)
Change in Working Capital	(117.2)
Unlevered Free Cash Flows	$63.9

	Implied 2017 Adjusted EBITDA Terminal Multiple[4]		
Discount Rate	4.0%	5.0%	6.0%
13.0%	3.2x	3.7x	4.2x
13.5%	3.1x	3.5x	3.9x
14.0%	2.9x	3.3x	3.7x
14.5%	2.8x	3.1x	3.5x
15.0%	2.6x	2.9x	3.3x

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	4.0%	5.0%	6.0%
13.0%	88.3%	89.5%	90.8%
13.5%	87.9%	89.1%	90.4%
14.0%	87.5%	88.7%	89.9%
14.5%	87.2%	88.3%	89.5%
15.0%	86.8%	88.0%	89.2%

	Present Value of Cash Flows 2013 - 2017		PV of Terminal Value Based on Perpetual Growth Rate for 2017 Unlevered Free Cash Flow				Implied Enterprise Value				Net Debt[5] and Other		Implied Total Equity Value				Implied Equity Value Per Share[6]		
Discount Rate			4.0%	5.0%	6.0%		4.0%	5.0%	6.0%				4.0%	5.0%	6.0%		4.0%	5.0%	6.0%
13.0%	$58.3		$439.3	$499.0	$575.7		$497.6	$557.2	$633.9		$104.5		$393.0	$452.7	$529.4		$7.75	$8.93	$10.44
13.5%	$56.3		$408.5	$460.9	$527.3		$464.7	$517.2	$583.6		$104.5		$360.2	$412.6	$479.1		$7.11	$8.14	$9.45
14.0%	$54.3	+	$380.9	$427.2	$485.2	=	$435.2	$481.6	$539.6	-	$104.5	=	$330.6	$377.0	$435.0	=	$6.52	$7.44	$8.58
14.5%	$52.4		$356.0	$397.3	$448.3		$408.5	$449.7	$500.7		$104.5		$303.9	$345.2	$396.2		$6.00	$6.81	$7.82
15.0%	$50.6		$333.6	$370.5	$415.6		$384.2	$421.1	$466.2		$104.5		$279.6	$316.5	$361.6		$5.52	$6.25	$7.13

Source: Based on projections provided by Company management
Notes:
1. Present values as of 7/5/2013 using mid-year convention.
2. Represents a 5.9 month stub period with valuation date as of 7/5/2013.
3. Tax rate per management estimate.
4. Implied from corresponding discount rate and perpetual growth rate applied to 2017 EBITDA.
5. Includes net debt, preferred stock, derivative liabilities and minority interest as of 3/31/2013; cash balance excludes cash necessary to finance short-term operations and capital expenditures as related to the Company's seasonal business model per Yongye Management estimates; preferred stock redemption value of US$57.2 million includes estimated accrued preferred dividends, per Buyer Group
6. Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013

Illustrative Investment Required[1]

- Based on Buyer Group's proposed $6.60 purchase price per share, the total financing required is $281.6 million assuming $30 million in transaction costs
- CDB's commitment indicates that their financing commitment shall be
  - From $6.60 to $7.49 per share purchase price: increasing linearly from $210.8 million at $6.60 to $227.2 at $7.25, and onwards up to $7.49
  - From $7.50 to $8.00 per share purchase price: fixed at $232.0 million
  - From $8.00 per share purchase price onwards: CDB will have the right to cancel their commitment
- Financing deficits will presumably be paid out of Company cash or additional financing from Buyer Group parties

Financing Sources and Uses

	Financing Uses					Financing Sources			
Illustrative Offer Price	Implied Equity Value(1) +	Implied Pref Stock Value(2) +	Transaction Cost(3) -	Total Rollover Financing(4) =	Total Financing Uses	CDB Commitment(5) +	Abax / Chairman Wu Financing(6) =	Pledged Financing Sources	Pledged Sources minus Uses equals Financing Deficit
$6.60	$334.5	$57.2	$30.0	$140.2	$281.6	$210.8	$62.0	$272.8	($8.8)
$6.75	$342.1	$57.2	$30.0	$142.1	$287.3	$214.6	$62.0	$276.6	($10.7)
$7.00	$354.8	$57.2	$30.0	$145.2	$296.8	$220.9	$62.0	$282.9	($13.9)
$7.25	$367.5	$57.2	$30.0	$148.4	$306.3	$227.2	$62.0	$289.2	($17.1)
$7.50	$380.1	$57.2	$30.0	$151.5	$315.9	$232.0	$62.0	$294.0	($21.9)
$7.75	$392.8	$57.2	$30.0	$154.7	$325.4	$232.0	$62.0	$294.0	($31.4)
$8.00	$405.5	$57.2	$30.0	$157.8	$334.9	$232.0	$62.0	$294.0	($40.9)
$8.25	$418.2	$57.2	$30.0	$161.0	$344.4	-	$62.0	$62.0	($282.4)

Note:
1. Based on 50.7 million shares outstanding as of 5/7/2013 per 10-Q dated 5/10/2013
2. Preferred stock redemption value of US$57.2 million includes estimated accrued preferred dividends, per Buyer Group
3. Assumes transaction costs of $30 million per Draft of China Development Bank Corporation Foreign Facility Contract Supplementary Agreement
4. Includes preferred shares and equity rollover from MSPEA, Abax, Mr. Wu and certain management members
5. CDB's commitment adjusts upwards from $210.8 million up to $7.49 per share, stays fixed at $232.0 million from $7.50 to $8.00 per share, and is cancellable above $8.00 per shares
6. Includes new cash financing from Abax ($50 million) and Mr. Wu ($12 million)

Analyst Commentary

Date of Report	Analyst	Opening Price on Report Date	View	Target Price	Commentary[1]
6/18/2012	Brean Murray, Carret & Co. Stella Chang	$3.15	Hold	NA	■ "Has significantly grown its revenue at a 4-year CAGR of 134%" ■ "Secured 25 provincial distributors, 810 county distributors, and 30,886 brand retailers" ■ "The company plans to increase its production capacity to 70,000 tons by year-end of 2012" ■ "High volatility in operating cash flow performance is still a big concern"
1/9/2012	Morningstar, Min Tang-Varner	$4.19	Not Rated	NA	■ "Chinese organic agriculture industry is booming" ■ "Production facility expansion and effective marketing strategies should produce significant earnings growth in the near term" ■ "Upstream integration will also provide higher gross margins; however, Yongye could easily slump if fulvic acid-based fertilizers prove to be a fad rather than a trend"
8/10/2011	Roth Capital, Howard Zhou	$4.15	Neutral	$4.50	■ "We remain concerned that an overly aggressive sales approach will result in an inventory glut and disorder in the channel, hurting the long-term growth outlook" ■ "A capital-intensive growth may not be sustainable and will continue to limit cash generation" ■ "MSPEA investment ($50.0 million) came at a high cost despite a meaningful validation to the company" ■ "The pending lignite coal mine project ($33.0 million prepaid) remains an overhang"

Source: Analyst reports
1: Direct quotation from analyst reports

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2,3]	52-Week High
Announced Deals										
6/20/2013	-	ChinaEdu Corporation	7.00	19.9%	32.7%	13.2%	14.0%	15.7%	18.3%	(86.4%)
6/6/2013	-	iSoftStone Holdings Limited	5.85	20.9%	32.7%	28.9%	25.4%	24.3%	21.0%	(17.5%)
5/21/2013	-	Le Gaga Holdings Ltd	4.01	16.6%	20.5%	15.2%	14.3%	8.6%	6.3%	(87.7%)
5/20/2013	-	Pactera Technology International Ltd.	7.50	42.6%	38.2%	23.2%	17.1%	11.1%	5.3%	(31.2%)
3/27/2013	-	UTStarcom Holdings Corp.	3.20	35.6%	22.7%	10.7%	11.1%	7.0%	0.1%	(28.9%)
3/12/2013	-	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
3/11/2013	-	Simcere Pharmaceutical Group.	9.56	20.1%	21.9%	21.4%	20.3%	20.0%	17.1%	(83.6%)
2/15/2013	-	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.6%)
11/2/2012	-	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
10/15/2012	-	American Lorain Corporation	1.60	28.5%	30.6%	34.2%	36.6%	23.8%	20.3%	(8.6%)
10/12/2012	-	Ninetowns Internet Technology Group Company Ltd.	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(84.1%)
9/26/2012	-	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(87.2%)
8/13/2012	-	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
4/17/2012	-	Shengtai Pharmaceutical Inc.	1.65	50.0%	21.7%	13.1%	6.2%	(22.4%)	26.3%	(12.7%)
3/1/2012	-	Tibet Pharmaceuticals, Inc.	3.00	78.6%	86.4%	88.9%	89.6%	88.7%	76.9%	(42.3%)
1/20/2012	-	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
1/6/2012	-	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
12/13/2011	-	WSP Holdings Ltd.	3.20	60.0%	49.2%	52.5%	48.0%	(33.0%)	(43.3%)	(61.7%)
Announced Deals										
Mean			4.56	36.9%	42.0%	39.4%	36.1%	13.2%	8.2%	(51.7%)
Median			3.10	26.7%	35.5%	38.5%	37.6%	9.9%	5.8%	(47.0%)
10/15/2012	-	Yongye International, Inc.	6.60	37.8%	47.2%	61.8%	70.4%	84.4%	73.1%	11.9%

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP stands for Volume Weighted Average Price
3. 52-Week VWAP prior to going private announcement

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2,3]	52-Week High
Closed Deals										
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
9/7/2012	4/9/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/7/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(96.9%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(94.6%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(86.2%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(87.6%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(85.5%)
10/11/2010	11/1/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(85.7%)
Closed Deals										
Mean			9.49	35.8%	40.7%	36.0%	32.3%	24.0%	17.0%	(34.5%)
Median			6.15	28.1%	34.2%	34.1%	27.9%	23.1%	15.3%	(21.2%)
Overall										
Mean			7.37	36.3%	41.2%	37.5%	33.9%	19.4%	13.2%	(41.9%)
Median			5.36	28.1%	34.2%	34.2%	28.2%	18.1%	13.5%	(31.2%)
10/15/2012	-	Yongye International, Inc.	6.60	37.8%	47.2%	61.8%	70.4%	84.4%	73.1%	11.9%

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP stands for Volume Weighted Average Price

Going Private Transaction Price Revision Study

- Of 24 closed going-private transactions involving U.S. listed Chinese companies, 11 had price revisions; of the 18 on-going transactions, 4 have had price revisions
- Deals with price revisions, on average, increase by 7.3%[1] per share

Selected U.S.-Listed Chinese Company Going-Private Transactions – Price Revision Study[1]

Ann. Date	Target	Acquiror	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Announced Deals									
2/15/2013	China Shengbuo Pharmaceutical Holdings, Inc.	Guihua Lan (Chairman and CEO)	Delaware	2/15/2013	0.15	4/16/2013	0.16	6.7%	1
9/26/2012	7 Days Group Holdings Limited	Boquan He (Co-Chairman and Founder), Nanyan Zheng (Co-Chairman and Founder), Carlyle, Sequoia Capital, Actis	Cayman	9/26/2012	12.70	2/28/2013	13.80	8.7%	1
1/6/2012	Jingwei International Limited	Jianguo Du (Chairman and CEO)	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
12/13/2011	WSP Holdings Ltd.	Longhua Piao (Chairman and CEO), H.D.S. Investments, and UMW Holdings	Cayman	12/13/2011	3.00	2/21/2013	3.20	6.7%	1
Closed Deals									
9/12/2012	3SBio Inc.	Jing Lou (Chairman and CEO), CITIC PE	Cayman	9/12/2012	15.00	4/22/2013	16.70	11.3%	2
8/13/2012	Focus Media Holding Ltd.	Jason Nanchun Jiang (Chairman and CEO), China Everbright, FountainVest Partners, CITIC Capital Partners, The Carlyle Group, Fosun International	Cayman	8/13/2012	27.00	12/19/2012	27.50	1.9%	1
9/7/2012	Syswin Inc.	Liangsheng Chen (CEO and President)	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
5/21/2012	Yucheng Technologies Limited	Weidong Hong (Chairman and CEO)	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
2/24/2012	Gushan Environmental Energy Ltd.	Jianqiu Yu (Chairman and Principal Executive Officer)	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.2%	2
2/21/2012	China TransInfo Technology Corp.	Shudong Xia (Chairman and CEO), Danxia Huang (Vice President and Director), SAIF Partners	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
1/9/2012	Pansoft Company Limited	Hugh Wang (Chairman) and Guoqiang Lin (CEO)	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
11/14/2011	China GrenTech Corp. Ltd.	Yingjie Gao (Chairman and CEO), Rong Yu (CFO), Yin Huang	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
3/25/2011	Funtalk China Holdings Limited	Kuo Zhang (Chairman), Dongping Fei (CEO), Hengyang Zhou (President of Subsidairy), ARC Capital, PAG Asia, Golden Meditech Holdings	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Jianhua Yang (Chairman and CEO), Primavera Capital Management	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1
11/3/2010	Fushi Copperweld, Inc.	Li Fu (Chairman and Co-CEO), Yuyan Zhang, Xin Liu, and Abax Global Capital	Nevada	11/3/2010	11.50	12/28/2011	9.50	-17.4%	2
		Mean						7.3%	1
		Median						2.9%	1

Source: *Capital IQ, Company filings*
Note: *1. Fushi Copperweld, Inc. % change is excluded from mean and median calculation*